Exhibit 8.2

Baker & McKenzie Partnerschaft von Rechtsanwälten und Steuerberatern mbB Bethmannstrasse 50-54 60311 Frankfurt/Main Tel: +49 69 2 99 08 0 Fax: +49 69 2 99 08 108 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

Manila

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe,

Middle East &

Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Belfast

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

8 January 2021

MYT Netherlands Parent B.V.

Einsteinring 9

85609 Aschheim/Munich

Germany

Opinion Letter

Statements as to German tax laws in the registration statement on Form F-1 of MYT Netherlands Parent B.V.

Dear Ladies and Gentlemen:

1.         Introduction

We have acted as German tax adviser (Steuerberater) for MYT Netherlands Parent B.V., a private company with limited liability under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) (in the following, “Offeror”), with respect to the registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, relating to the registration of American Depositary Shares (the “ADSs”) issuable upon deposit of the Company’s ordinary shares as described in the Company’s Registration Statement on Form F-1 to be filed on 12 January 2021 (the “Registration Statement”). This opinion is being furnished to you in connection with the Registration Statement.

For the purposes of this opinion, we have examined, and relied solely upon the pdf copy of the Registration Statement and the facts contained therein, but not any documents or agreements cross referred to in the Registration Statement. We have not investigated or verified any factual matter disclosed to us in the course of our review.

Defined terms used in this opinion letter and not defined herein are defined in the Registration Statement.

* Associated Firm ** In cooperation with Trench, Rossi e Watanabe Advogados	Friedrichstrasse 88 / Unter den Linden 10117 Berlin Tel.: +49 30 2 20 02 81 0 Fax: +49 30 2 20 02 81 199	Neuer Zollhof 2 40221 Dusseldorf Tel.: +49 211 3 11 16 0 Fax: +49 211 3 11 16 199	Bethmannstrasse 50-54 Frankfurt/Main Tel.: +49 69 2 99 08 0 Fax: +49 69 2 99 08 108

Baker & McKenzie - Partnerschaft von Rechtsanwälten und Steuerberatern mbB is a professional partnership under German law with its registered office in Frankfurt/Main, registered with the Local Court of Frankfurt/Main at PR No. 1602. It is associated with Baker & McKenzie International, a Verein organized under the laws of Switzerland.

2.	German Tax Law

This opinion is limited to the tax laws of the Federal Republic of Germany in effect on the date of this opinion. It is to be construed in accordance with the tax laws of the Federal Republic of Germany (including all terms used in it). We express no opinion herein other than as to the tax laws of the Federal Republic of Germany.

3.	Assumptions

For the purpose of this opinion we have made the following assumptions:

	(a)	The section “Material tax considerations - German taxation” of the Registration Statement will be filed with the U.S. Securities and Exchange Commission and published in the form and with the statements approved by us and referred to in this opinion letter.

	(b)	The effective place of management of the Offeror is and will remain in Germany and the Offeror is and will be able, if required, to sufficiently demonstrate to the German tax authorities that its effective place of management is and has been continuously in Germany.

	(c)	The Offeror qualifies as taxable person for value added tax purposes within the meaning of section 2 para. 1 of the German Value Added Tax Act (Umsatzsteuergesetz).

	(d)	The Ordinary Shares will be in collective safekeeping with ING Bank N.V., as custodian for The Bank of New York Mellon as Depositary. The Bank of New York Mellon will act as Wertpapiersammelbank for these shares and take ultimate responsibility and liability for the withholding of the German withholding tax.

	(e)	The ADSs evidenced by American depositary receipts qualify for German tax purposes as “American Depository Receipts” within the meaning of the interpretation circular “Besteuerung von American Depository Receipts auf inländische Aktien” issued by the German Federal Ministry of Finance (Bundesministerium der Finanzen) dated May 24, 2013 (reference number IV C 1-S2204/12/10003). The beneficial ownership from a German tax perspective will be with respect to the ADSs with the ADS holder.

	(f)	All obligations assumed by the Offeror and The Bank of New York Mellon towards its current and/or future direct and indirect shareholders in connection with the issuance and registration of Ordinary Shares and ADSs in respect thereof have been assumed exclusively for the business reason to finance the development of the business of the Offeror and its subsidiaries with the proceeds derived from the issuance and registration of the Ordinary Shares.

	(g)	To the extent relevant for this opinion letter, all factual statements and assumptions made in the Registration Statement are correct, complete and not misleading in all respects. All agreements expected to be entered into in the Registration Statement and this opinion letter will be validly entered into as expected and will provide for the terms and conditions expected to be agreed to in the Registration Statement and this opinion letter. All documents provided for the analysis set out in the referred Registration Statement are authentic, valid and complete. All copies of documents provided are identical to the original documents. All signatures are genuine and were provided with full legal capacity and valid authority.

	(h)	Any person carefully reads the whole Registration Statement including all documents, information and other annexes attached to it.

	(i)	This opinion is based on our understanding of the proper interpretation of German tax legislation, German tax court decisions, regulations and interpretations of German tax law in existence on the date of this opinion. Changes in law or its interpretation by German tax authorities or German tax courts may occur after the date of this opinion and their effect may be retrospective.

	(j)	In this opinion we express our view as to certain matters referred to in the Registration Statement based on our professional experience and an analysis of the relevant legal sources, if any are available. The views are an expression of professional judgment regarding the legal matter addressed and do not guarantee that the German tax authorities or the German federal tax court will reach any particular result or will fully share the view expressed herein.

Where these assumptions refer to facts that have been realized or are assumed to have been realized as of the date of this opinion letter we have not carried out any inquiry to confirm whether the respective assumption is correct and we do not accept any obligation or liability to carry out any such inquiry.

4.	Opinion

Based on the documents and information referred to and the assumptions made in this opinion letter the statements set forth in the section “Material tax considerations - German Taxation” of the Registration Statement, insofar as such statements discuss the material German tax consequences for a holder of acquiring, owning and disposing of the ADSs, represent our opinion with respect to the matters referred to therein.

5.	Reliance

This opinion letter has been prepared exclusively for the supervisory board and management board of the Offeror and is solely for their benefit in connection with the transaction described herein. It may not be supplied, and its contents or existence may not be disclosed, to any person and may not be relied upon for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes of German tax law subsequent to today’s date. We also do not purport to opine on the consequences of amendments to the Registration Statement subsequent to the date of this opinion.

Each person relying on this opinion letter agrees, in so relying, that only Baker & McKenzie Partnerschaft von Rechtsanwälten und Steuerberatern mbB shall have any liability in connection with this opinion letter, that the agreement in this paragraph and all liability and all other matters arising from or relating to this opinion letter shall be governed exclusively by German law and that the district court (Landgericht) Frankfurt shall have the exclusive jurisdiction to settle any dispute arising from or relating to this opinion letter.

6.	Consent

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours faithfully,

/s/ Baker & McKenzie Partnerschaft von Rechtsanwälten und Steuerberatern mbB

Baker & McKenzie Partnerschaft von Rechtsanwälten und Steuerberatern mbB